Exhibit 99.2

TOWER BANCORP INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	NINE	NINE
	MONTHS	MONTHS
	9/30/2007	9/30/2006
INTEREST INCOME
INTEREST AND FEES ON LOANS	$21,216,256	$15,387,794
INTEREST ON INVESTMENT SECURITIES	2,157,634	2,308,485
INTEREST ON FED FUNDS SOLD	1,590,365	305,469
	$24,964,255	$18,001,748
INTEREST EXPENSE
INTEREST ON DEPOSITS	9,055,634	4,835,801
INTEREST ON OTHER BORROWED MONEY	1,519,909	1,858,368
	$10,575,543	$6,694,169
NET INTEREST INCOME	$14,388,712	$11,307,579
PROVISION FOR LOAN LOSSES	450,000	230,000
NET INTEREST INCOME AFTER PROVISION	$13,938,712	$11,077,579
OTHER INCOME:
INVESTMENT SERVICES & FEE INCOME	$3,227,777	$2,014,124
OTHER OPERATING INCOME	440,171	298,474
INVESTMENT SECURITIES GAINS (LOSSES)	1,860,895	2,756,985
	$5,528,843	$5,069,583
OTHER EXPENSES:
SALARIES,WAGES AND OTHER BENEFITS	$6,122,858	$5,029,048
OCCUPANCY EXPENSE	788,008	609,245
FURNITURE AND FIXTURE EXPENSE	1,926,226	1,463,296
OTHER OPERATING EXPENSES	3,180,800	2,743,221
	$12,017,892	$9,844,810
INCOME BEFORE TAXES	$7,449,663	$6,302,352
APPLICABLE INCOME TAXES	1,949,493	1,802,434
NET INCOME	$5,500,170	$4,499,918
NET INCOME PER SHARE:	$2.34	$2.23
NUMBER OF SHARES OUTSTANDING	2,337,577	2,368,051
AVERAGE SHARES OUTSTANDING	2,350,585	2,016,689